Exhibit 10.1

AMENDMENT
TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) is entered into as of the 26th day of March, 2020 (the “Effective Date”) by and between U.S. Physical Therapy, Inc. (the “Company”) and Christopher Reading (“Executive”), for the purpose of amending that certain Third Amended and Restated Employment Agreement between the Company and Executive, dated as of May 21, 2019 (the “Employment Agreement”). The parties hereby agree that the Employment Agreement is hereby modified as provided herein.

1.
Effective as of the Effective Date, Section 5 of the Employment Agreement is amended to reduce Executive’s annualized salary by forty percent (40%) to an annualized salary of $480,000.00 per annum, payable in accordance with the Company’s standard payroll practices and subject to ordinary course withholdings.

2.	Except as provided herein, the terms and conditions of the Employment Agreement remain intact and the Company and Employee hereby ratify such terms and conditions.

IN WITNESS WHEREOF, the parties agree to the terms and conditions of this Amendment, both as to form and substance, and the parties have executed this Amendment as of the day and year first written above:

COMPANY:

U.S. Physical Therapy, Inc.

By:	/s/ Richard Binstein
Richard Binstein Vice President and General Counsel

EXECUTIVE:

By:	/s/ Christopher Reading
Christopher Reading